UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

THE AES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

AES we are the energy

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE SACKPACK

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DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

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Vote by Internet

Go to www.envisionreports.com/aes

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Stockholder Meeting Notice 1234 5678 9012 345

Important Notice Regarding the Availability of Proxy Materials for the The AES Corporation Stockholder Meeting to be Held on April 23, 2015

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy of the materials. The items to be voted on and location of the annual meeting are on the reverse side of this notice. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. Proxy materials available to view or receive: Notice and Proxy Statement, Form of Proxy, Annual Report on Form 10-K and related materials. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy materials are available at:

www.envisionreports.com/aes

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/aes to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before April 13, 2015 to facilitate timely delivery, or you will not otherwise receive a paper or email copy.

COY

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Stockholder Meeting Notice

The AES Corporation’s Annual Meeting of Stockholders will be held at 9:30 a.m. EDT on Thursday, April 23, 2015 at NRECA Conference Center, 4301 Wilson Boulevard, Arlington, VA 22203.

For the directions to attend the meeting and vote in person, please see the “Directions to the Annual Meeting” section of the proxy statement.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR Company Proposals 1, 2, 3, 4, 5, 6 and 7, and AGAINST Stockholder Proposals 8 and 9.

1. Election of Directors, Nominees:

(01) Andrés Gluski, (02) Charles L. Harrington, (03) Kristina M. Johnson, (04) Tarun Khanna, (05) Holly K. Koeppel, (06) Philip Lader, (07) James H. Miller, (08) John B. Morse, Jr., (09) Moisés Naím, and (10) Charles O. Rossotti.

2. To re-approve The AES Corporation 2003 Long Term Compensation Plan, As Amended and Restated.

3. To re-approve The AES Corporation Performance Incentive Plan, As Amended and Restated.

4. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the year 2015.

5. To approve, on an advisory basis, the Company’s executive compensation.

6. To approve, on an advisory basis, the Company’s nonbinding proposal to allow Stockholders to request special meetings of Stockholders.

7. To approve, on an advisory basis, the Company’s nonbinding proposal to provide proxy access for Stockholder-nominated director candidates.

8. If properly presented, to vote on a nonbinding Stockholder proposal relating to special meetings of stockholders.

9. If properly presented, to vote on a nonbinding Stockholder proposal relating to proxy access.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Directions to the meeting are provided in the Proxy Statement.

2015 Annual Meeting Admission Ticket

The AES Corporation Annual Meeting of Stockholders Thursday, April 23, 2015, 9:30 AM EDT

NRECA Conference Center 4301 Wilson Boulevard Arlington, Virginia 22203 (Doors to meeting open at 8:30 AM)

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side of this notice when requesting a set of proxy materials.

Internet – Go to www.envisionreports.com/aes. Click “Cast Your Vote or Request Materials.” Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

Email – Send email to investorvote@computershare.com with “Proxy Materials The AES Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse of this notice, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 13, 2015.

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